Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								November 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Filer Support Unit


Re: Dryden Index Series Fund
File No. 811-6677


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Dryden Index Series Fund for the fiscal year ended September 30, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November, 2005.







Dryden Index Series Fund






Witness: /s/ Jeanne M. Mauritzen      				By:/s/ Jonathan D. Shain
   Jeanne M. Mauritzen	  	      		     Jonathan D. Shain
   						     	     Assistant Secretary





























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